                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    Zanite Sponsor LLC

Address of Joint Filer:                 c/o Zanite Acquisition Corp.
                                        25101 Chagrin Boulevard, Suite 350
                                        Cleveland, Ohio 44122

Relationship of Joint Filer to Issuer:  10% Owner, Director (Director by
                                        Deputization). Mr. Rosen and Mr. Ricci
                                        are members of the board of directors of
                                        the Issuer. Zanite Sponsor LLC may be
                                        deemed a director by deputization as
                                        a result of the service of Mr. Rosen
                                        and Mr. Ricci.

Issuer Name and Ticker of Trading       Zanite Acquisition Corp. [ZNTE]
Symbol:

Date of Event Requiring Statement:      11/16/2020

(Month/Day/Year):

Name of Joint Filer:                    Steven H. Rosen

Address of Joint Filer:                 c/o Zanite Acquisition Corp.
                                        25101 Chagrin Boulevard, Suite 350
                                        Cleveland, Ohio 44122

Relationship of Joint Filer to Issuer:  10% Owner, Director, Officer

Issuer Name and Ticker of Trading       Zanite Acquisition Corp. [ZNTE]
Symbol:

Date of Event Requiring Statement:      11/16/2020

(Month/Day/Year):

Name of Joint Filer:                    Kenneth C. Ricci

Address of Joint Filer:                 c/o Zanite Acquisition Corp.
                                        25101 Chagrin Boulevard, Suite 350
                                        Cleveland, Ohio 44122

Relationship of Joint Filer to Issuer:  10% Owner, Director, Officer

Issuer Name and Ticker of Trading       Zanite Acquisition Corp. [ZNTE]
Symbol:

Date of Event Requiring Statement:      11/16/2020

(Month/Day/Year):